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EXHIBIT (14)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of the BB&T Funds:

     We consent to the use of our report dated November 23, 2005 on the BB&T Funds' financial statements as incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights".

KPMG LLP

Columbus, Ohio
January 10, 2006